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EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
U.S. Microbics, Inc. and Subsidiaries


We consent to the reference to our firm under the caption "Interest of Named Experts and Counsel" and to the use of our report dated January 6, 2001 in Post-Effective Amendment No. 1 to the Registration Statement (Form SB-2) and the related prospectus of U.S. Microbics, Inc. and Subsidiaries for the registration of 20,094,921 shares of its common stock.



/s/ BRADSHAW, SMITH & CO., LLP

Las Vegas, Nevada
October 15, 2001